        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1998
                                          REGISTRATION STATEMENT NO. 333-_____
------------------------------------------------------------------------------
------------------------------------------------------------------------------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                 -------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
                               DAOU SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  330284454
                     (I.R.S. Employer Identification No.)

                             5120 Shoreham Place
                        San Diego, California  92122
                                (619) 452-2221
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 -------------
                                 Daniel J. Daou
                              5120 Shoreham Place
                          San Diego, California  92122
                                 (619) 452-2221
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 -------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                                 -------------

                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF         AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED(1)       SHARE(2)             PRICE(2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
per share . . . . . . . . . . .     1,437,859         $19.53125          $28,083,184          $8,285.00
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. Pursuant to Rule 457(c), the maximum offering price per share is $19.53125, the average of the bid and asked prices of a share of the Registrant's Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on May 14, 1998, and the maximum aggregate offering price of $28,083,184 is the product of $19.53125 and the number of shares of the Registrant's Common Stock being registered hereby.

                                 -------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED MAY 18, 1998

PROSPECTUS



                                    [LOGO]
                              DAOU SYSTEMS, INC.

                       1,437,859 SHARES OF COMMON STOCK

                             -------------------

     This Prospectus relates to the offer and sale (this "Offering") of up to 1,437,859 shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of DAOU Systems, Inc., a Delaware corporation ("DAOU" or the "Company"). The Shares may be sold by certain stockholders of DAOU who received the Shares in connection with DAOU's acquisition of their respective companies, or by such stockholders' transferees, pledgees, donees or their successors (the "Selling Stockholders"), from time to time in transactions effected on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), or through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association, on which any of the Shares are then listed, admitted to unlisted trading privileges or included for quotation, in privately negotiated transactions or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Stockholders, will be set forth in a Prospectus Supplement. Certain restrictions exist which may affect the ability of the Selling Stockholders to sell the Shares owned by them. See "Selling Stockholders" and "Plan of Distribution."

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to pay all of the expenses incident to the registration of the Shares, except that the Selling Stockholders will pay the commissions and discounts of underwriters, dealers or agents, if any, incurred in connection with the sale of the Shares. Each of the Company and the Selling Stockholders has agreed to indemnify the other against certain civil liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, or, to the extent that such indemnification is unavailable or insufficient, to contribute to the amount paid or payable in connection therewith. See "Selling Stockholders."

     The Selling Stockholders and any underwriters, dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Shares purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

     The Shares offered for resale by the Selling Stockholders are being offered pursuant to certain registration rights set forth in the Synexus Merger Agreement (as defined herein) and the Sentient Merger Agreement (as defined herein). See "Selling Stockholders."

     The Common Stock is traded on Nasdaq under the symbol "DAOU." On May 14, 1998, the closing bid and asked prices of the Common Stock were $19.50 and $19.5625, respectively.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              THE DATE OF THIS PROSPECTUS IS MAY [[___]], 1998.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF COMMON STOCK IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to U.S. private issuers with securities registered thereunder, and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements, information statements and other information concerning the Company also may be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.
Materials that the Company files electronically with the Commission are available at the Commission's website (http://www.sec.gov), which contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement"), under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.

                                REFERENCE DATA

     Industry, market and market share information contained herein is based on information appearing in publicly available reports. The Company has not independently verified such information.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act (File No. 0-22073) are incorporated by reference in this Prospectus:

     1. the Company's Current Report on Form 8-K, as filed with the Commission on May 18, 1998;

     2. the Company's Current Report on Form 8-K/A, as filed with the Commission on May 18, 1998;

     3. the Company's Current Report on Form 8-K, as filed with the Commission on May 8, 1998;

     4. the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders, as filed with the Commission on April 21, 1998;

     5. the Company's Current Report on Form 8-K, as filed with the Commission on April 14, 1998;

     6. the Company's Current Report on Form 8-K, as filed with the Commission on April 2, 1998;

     7. the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Commission on March 10, 1998, and as amended on Form 10-KSB/A, as filed with the Commission on March 31, 1998; and

     8. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on January 29, 1997, including any amendment or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus (not including, however, the exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to DAOU Systems, Inc., 5120 Shoreham Place, San Diego, California 92122; Attention, Secretary, telephone number (619) 452-2221.

     This Prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

                                   SUMMARY

     The following description is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements and notes thereto incorporated by reference in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes that Synexus Incorporated, a Pennsylvania corporation ("Synexus"), and Sentient Systems, Inc., a Maryland corporation ("Sentient"), were both wholly-owned subsidiaries of the Company for the periods discussed herein, because the Company's acquisition of each such company was accounted for as a pooling-of-interests. Unless the context otherwise requires, as used in this Prospectus, the "Company" and "DAOU" refer to the Company, its predecessor entity and its wholly-owned subsidiaries, DAOU-Integrex, Inc., a Delaware corporation, DAOU On-Line, Inc., a Delaware corporation, DAOU-Synexus, Inc., a Delaware Corporation ("DAOU-Synexus"), and DAOU-Sentient, Inc., a Delaware Corporation ("DAOU-Sentient"). In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

                                 THE COMPANY

     DAOU designs, implements, supports and manages advanced computer network systems primarily for hospitals, integrated healthcare delivery networks, and other healthcare provider organizations ("provider organizations"). DAOU combines its knowledge of the specialized information needs of the healthcare industry, including voice, video and data requirements, with its technological expertise in computer network systems to provide advanced, reliable and cost-effective computer network solutions to provider organizations. The Company's design services include an assessment of the customer's existing computer network system and the preparation of voice, video and data network specifications, technical design documentation and diagrams. DAOU's implementation services include the purchase, delivery and installation of enterprise-wide computer network systems. The Company's support and management services are typically provided under multi-year contracts and include remote and on-site network management services, as well as information systems function outsourcing ("I/S outsourcing"). The Company provides network support services to its customers through its regional sales and support structure and a 24-hour technical support hotline available seven days a week. DAOU typically provides its services on a fixed-price, fixed-time frame basis.

     The Company was incorporated in California on July 16, 1987 under the name DAOU Systems, Inc., and reincorporated in Delaware on November 15, 1996 through its merger into a newly formed Delaware corporation. The Company's principal executive offices are located at 5120 Shoreham Place, San Diego, California 92122; its telephone and facsimile numbers are (619) 452-2221 and
(619) 452-1338, respectively; its e-mail address is info@daou.com; and its URL is http://www.daou.com.

                              ------------------

     For additional information relating to the Company's business, operations, properties and other matters, see the documents referred to above under "Incorporation of Certain Information by Reference."

                                RISK FACTORS

     AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, THE ACCURACY OF WHICH IS SUBJECT TO MANY RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING RISK FACTORS.

     MANAGEMENT OF GROWTH. The Company is currently experiencing a period of rapid growth which has placed significant and increasing demands on the Company's management and operational, technical, financial and other resources. For the year ended December 31, 1997, the Company's revenues increased 34% to $53.1 million from $39.8 million for the year ended December 31, 1996. For the year ended December 31, 1996, the Company's revenues increased 37% to $39.8 million from $29.0 million for the year ended December 31, 1995. For the year ended December 31, 1995, the Company's revenues increased 48% to $29.0 million from $19.6 million for the year ended December 31, 1994. In addition, since January 1, 1995, the Company's workforce increased from 198 to 410 full-time employees as of December 31, 1997. Further increases in staffing levels are expected during 1998. This growth has resulted in new and increased responsibilities for management personnel and has placed significant demands on the Company's management and operating and financial systems. The Company will be required to continue to develop and improve its operational, financial and other internal systems to accommodate the increased number of transactions and customers and the increased size of the Company's operations, workforce and facilities. There can be no assurance, however, that the Company's management or systems will be adequate to support the Company's existing or future operations. Any failure to develop and improve the Company's systems or to hire and retain appropriate personnel to manage its operations could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, any future unexpected shortfall in revenues without a corresponding and timely reduction in staffing and other expenses (or redeployment of employees to other customer projects), or any staffing increase that is unaccompanied by a corresponding increase in revenues, could have a material adverse effect on the Company's business, financial condition and results of operations.

     NEED TO ATTRACT AND RETAIN KEY EMPLOYEES AND QUALIFIED NETWORK ENGINEERS. The Company's success and execution of its business strategy will depend in large part on the continued services of its key management and technical personnel. The loss of the services of one or more of the Company's key employees or the inability to hire additional key personnel as needed could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business involves the delivery of computer network services and is labor-intensive. As a result, its future success will depend in large part on its ability to hire, train and retain qualified network engineers who together have expertise in a wide array of network and computer systems and a broad understanding of the provider organizations that the Company serves. Competition for qualified network engineers is intense and is expected to increase. In particular, competition is intense for the limited number of qualified management personnel and senior network engineers. There can be no assurance that the Company will be successful in attracting and retaining such personnel. While the Company is currently experiencing low rates of turnover, there can be no assurance that these rates of turnover will not increase in the future. Any inability of the Company to hire, train and retain a sufficient number of qualified network engineers could impair the Company's ability to adequately manage and complete its existing projects or to obtain new projects, which, in turn, could have a material adverse effect on the Company's business, financial condition and results of operations.

     RISKS ASSOCIATED WITH ACQUISITIONS. During 1997, the Company acquired through pooling-of-interests mergers all of the issued and outstanding shares of Integrex Systems Corporation, a Delaware corporation ("Integrex"), and On-Line Networking, Inc., a New Jersey corporation ("On-Line"). During 1998, the Company has acquired through pooling-of-interests mergers all of the issued and outstanding shares of Synexus and Sentient. The Company currently intends as part of its business strategy to pursue additional acquisitions of complementary businesses as it seeks to compete in the rapidly changing industry of healthcare information technology. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and personnel of the acquired business, the integration of management information and accounting systems of the acquired business, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no direct prior experience, and the potential loss of key employees of the acquired business. The Company's management will be required to devote substantial time and attention to the integration of these businesses and to any material operational or financial problems arising as a result of the acquisitions. There can be no assurance that operational or financial problems will not occur as a result of any acquisition. Failure to effectively integrate acquired businesses could have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company intends to continue to evaluate potential acquisitions of, or investments in, companies which the Company believes will complement or enhance its existing business. Future acquisitions by the Company may result in potentially dilutive issuances of equity securities, the incurrence of additional debt and amortization expenses related to goodwill and other intangible assets which could adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will consummate any acquisition in the future or, if consummated, that any such acquisition will ultimately be beneficial to the Company.

     CONTRACT CANCELLATION RIGHTS; ABSENCE OF LONG-TERM CONTRACTS.   Although
the Company enters into agreements with certain of its customers which contemplate multi-year contract terms, certain of the Company's customers are able to reduce or cancel their use of the Company's services before the end of the contract term. For example, Candler Health System, Savannah, Georgia ("Candler"), a large I/S outsourcing customer of the Company, terminated its contract with the Company effective November 30, 1997, which termination was influenced by Candler's consolidation with another healthcare enterprise.
The Company believes that the number and size of its existing projects are not reliable indicators or measures of future revenues. In addition, the Company has in the past provided, and is likely in the future to provide, services to customers without long-term contracts. When a customer defers, modifies or cancels a project, the Company must be able to rapidly redeploy network engineers and other personnel to other projects in order to minimize the under-utilization of employees and the resulting adverse impact on operating results. In addition, the Company's operating expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in progress. As a result, any termination, significant reduction or modification of its business relationships with any of its significant customers or with a number of smaller customers could have a material adverse effect on the Company's business, financial condition and results of operations.

     VARIABILITY OF QUARTERLY OPERATING RESULTS. A substantial majority of the Company's operating expenses, particularly personnel and related costs, depreciation and rent, are relatively fixed in advance of any particular quarter. However, variations in the Company's revenues and operating results may occur from time to time, as a result of various factors, including: (i) the reduction in size, delay in commencement, interruption or termination of one or more significant projects or contracts; (ii) the commencement or completion during a quarter of one or more significant projects; (iii) the failure to estimate accurately the resources required to complete new or ongoing projects; (iv) the relatively longer sales cycle in obtaining new customers and larger contracts; (v) the timing and extent of employee training or the loss of key employees; (vi) competition; (vii) the development and introduction of new services; (viii) the effect of acquisitions; and (ix) general economic conditions which may affect the buying decisions of the Company's current and prospective customers. In addition, the Company plans to continue to expand its operations by hiring additional network engineers and other employees, and adding new offices, systems and other infrastructure. The resulting increase in operating expenses may be incurred prior to any increase in revenues. Consequently, the Company's business, financial condition and results of operations would be materially and adversely affected if revenues do not increase to support such expenses. A variation in the timing of the commencement or completion of customer assignments, particularly at or near the end of any quarter, may cause significant variations in operating results from quarter to quarter and could result in losses for a particular quarter. In addition, an unanticipated delay or termination of a major project could require the Company to maintain or terminate under-utilized employees which could, in either case, result in higher than expected expenses during a quarter. The Company believes that quarterly revenues and operating results are likely to vary significantly in the future and that period-to-period comparisons of its revenues and operating results are not necessarily meaningful and should not be relied on as indications of future performance. Furthermore, these variations in revenues and operating results could cause significant variations in the price of the Company's Common Stock.

     CUSTOMER CONCENTRATION. The Company has derived, and believes that it will continue to derive, a significant portion of its revenues from a relatively limited number of large customer contracts. For the year ended December 31, 1997, the Company's five largest customers accounted for approximately 29% of total revenues. For the year ended December 31, 1996, the Company's five largest customers accounted for approximately 34% of total revenues, with Catholic Medical Center of Brooklyn and Queens, Inc., New York, accounting for approximately 10% of such revenues. The volume of work performed for specific customers is likely to vary from year to year, and a major customer in one year may not provide the same level of revenues in any subsequent year. For example, Candler, a large I/S outsourcing customer of the Company, terminated its contract with the Company effective November 30, 1997, which termination was influenced by Candler's consolidation with another healthcare enterprise.
 The loss of any large customer could have a material adverse effect on the Company's business, financial condition and results of operations.

     PROJECT RISKS. The Company's computer network systems are designed to provide access to and accurate delivery of a wide range of information within a provider organization, including information used by clinicians in the diagnosis and treatment of patients. Many of the Company's projects are critical to the operation of its customers' businesses and, therefore, the Company may expose itself to potentially adverse risks in the event that the Company's services do not meet the desired expectations of its customers. For example, the failure to perform services that meet a customer's expectations may result in the Company not being paid for services rendered and may damage the Company's reputation and adversely affect its ability to attract new business. In addition, any failure by the Company's computer network systems to provide accurate, reliable and timely information could result in claims against the Company. For example, where the unavailability of such information to a provider of healthcare services is alleged to have resulted in any physical or emotional injury to a patient, such provider may become subject to a medical malpractice, product liability or other claim. The Company could then become subject to a claim relating to its installation or management of a computer network system. The Company is also subject to claims by its customers for actions of the Company's employees which may have caused damages to customers' businesses or otherwise. Although the Company maintains errors or omissions insurance, there can be no assurance that such insurance coverage would adequately cover any claims asserted against the Company and any such claim could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the Company will not be subject to claims that will result in liability in excess of its insurance coverage or that appropriate insurance will continue to be available to the Company in the future at commercially reasonable rates.

     LONG SALES AND PROJECT DELIVERY CYCLES. The Company's sales process is often subject to delays associated with the lengthy approval process that typically accompanies significant capital expenditures by a customer. During this process, the Company expends substantial time, effort and resources marketing its services, preparing contract proposals and negotiating contracts. Any failure by the Company to procure a signed contract after expending significant time, effort and resources could have a material adverse effect on the Company's business, financial condition and results of operations. The delivery of computer network services generally requires a significant commitment of resources by the Company and by the customer. The length of time required to complete a project may depend on many factors outside the control of the Company, including the state of the customer's existing information systems, budgetary constraints and the customer's ability to commit the personnel and other resources necessary to complete elements of the project for which the customer is responsible. In certain instances, projects have been prolonged substantially as a result of delays attributable to customers. Consequently, the failure of the Company to deliver its services on a timely and cost-efficient basis could have a material adverse effect on the Company's business, financial condition and results of operations.

     COMPETITION. The healthcare network services industry is comprised of a large number of participants and is subject to rapid change and intense competition. The Company's competitors include system integrators, value added resellers, consulting companies, local and regional network services firms, telecommunications providers and network equipment, computer systems and healthcare software vendors, many of which have significantly greater financial, technical and marketing resources and greater name recognition than does the Company. The Company's competitors in the healthcare information technology companies such as HBO & Company and Shared Medical Systems Corporation; hardware firms such as Cisco Systems, Inc., FORE Systems Inc., 3Com Corporation, and International Business Machines Corporation; and networking/telecommunications firms such as GTE Corporation, AT&T Corporation and Sprint Corporation. In addition to these major companies, the Company also competes with smaller regional computer networking firms which have a niche in selected geographical areas of the country. In addition, the Company has faced, and expects to continue to face, additional competition from new entrants into its markets. Other healthcare information technology companies not presently offering or emphasizing network systems services and large network services companies not currently focusing on healthcare may enter the Company's markets. Increased competition could result in price reductions, fewer customer projects, under-utilization of employees, reduced operating margins and loss of market share, any of which could materially and adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current and future competitors. The failure of the Company to compete successfully would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, most of the Company's customers have internal network support and service capabilities and could choose to satisfy their needs through internal resources rather than through outside service providers. As a result, the decision by the Company's customers or potential customers to perform network services internally could have a material adverse effect on the Company's business, financial condition and results of operations.

     FIXED-PRICE, FIXED-TIME FRAME CONTRACTS. The Company offers the majority of its computer network systems services on a fixed-price, fixed-time frame basis, rather than on a time-and-expense basis. Consequently, the Company bears the risk of cost over-runs in connection with these projects. The Company's failure to estimate accurately the resources and time required for a project or its failure to complete its contractual obligations within the fixed-time frame committed could have a material adverse effect on the Company's business, financial condition and results of operations.

     CONSOLIDATION AND UNCERTAINTY IN THE HEALTHCARE INDUSTRY. Substantially all of the Company's revenues are derived from customers involved in the healthcare industry. As a result, the Company's business, financial condition and results of operations are influenced by conditions affecting this industry. Many provider organizations are consolidating to create larger organizations with greater regional market power and are forming affiliations for purchasing products and services. This consolidation could reduce the Company's target market and result in the termination of certain engagements of the Company. In particular, this consolidation has resulted, and is likely to continue to result, in the acquisition of certain of the Company's customers, and such customers may scale back or terminate their relationship with the Company following their acquisition. Moreover, these consolidating and affiliating enterprises could also have greater bargaining power which could lead to reductions in the amounts paid to the Company for its services.
 The reduction in the size of the Company's target market or the failure of the Company to maintain adequate price levels could have a material adverse effect on the Company's business, financial condition and results of operations. The healthcare industry is also subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of participants in the healthcare industry. The Company cannot predict with any certainty what impact, if any, these developments could have on its business, financial condition and results of operations.

     RAPID TECHNOLOGICAL CHANGE. The Company has derived, and expects to continue to derive, substantially all of its revenues from projects based on complex computer networks. The markets for computer network products and services are continuing to develop and are subject to rapid change. The Company's success will depend in part on its ability to offer services that keep pace with continuing changes in technology, evolving industry standards and changing customer preferences and to hire, train and retain network engineers who can fulfill the increasingly complex needs of its customers. There can be no assurance that the Company will be successful in addressing these developments in a timely manner. Any delay or failure by the Company to address these developments could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that products, systems or technologies developed by third parties will not render certain of the Company's services noncompetitive or obsolete.

     DEPENDENCE ON THIRD-PARTY HARDWARE AND SOFTWARE VENDORS. The network systems solutions delivered by the Company utilize the products of third-party hardware and software vendors. A significant portion of the Company's implementation service revenues are derived from the purchase and resale of these products. Although the Company has distribution agreements with certain product vendors, there can be no assurance that these agreements will be renewed. Any significant adverse change in any of these relationships could have a material adverse effect on the Company's business, financial condition and results of operations.

     FUTURE ADDITIONAL CAPITAL REQUIREMENTS. Since its inception, the Company has financed its operations through cash provided by operations, the sale of equity and through debt. In the event that the Company is unable to generate sufficient revenues to fund its operations in the future, the Company may be required to raise additional funds to meet its capital and operating requirements through public or private financing, including equity financing. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the operating flexibility of the Company. Adequate funds for the Company's operations may not be available when needed and, if available, may not be on terms attractive to the Company. The failure to obtain funding on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations.

     POTENTIAL "YEAR 2000" PROBLEMS. It is possible that the Company's currently installed computer systems, software products or other business systems, or those of its suppliers or customers, will not always accept input of, store, manipulate or output dates in the years 1999, 2000 or thereafter without error or interruption. DAOU has conducted a review of its business systems, including its computer systems, to attempt to identify ways in which its systems could be affected by problems in correctly processing date information. Based on this review, the Company does not expect the Year 2000 issue to have a material adverse effect on its operations. In addition, the Company is requesting assurances from all software vendors from which it has purchased or from which it may purchase software that the software sold to the Company will correctly process all date information at all times and the Company is querying its customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, there can be no assurance that DAOU will identify all date-handling problems in its business systems or those of its customers and suppliers in advance of their occurrence or that DAOU will be able to successfully remedy problems that are discovered. The expenses of the Company 's efforts to identify and address such problems, or the expenses or liabilities to which the Company may become subject as a result of such problems, could have a material adverse effect on the Company's business, results of operations and financial condition.

     CONTROL BY EXISTING STOCKHOLDERS AND MANAGEMENT. As of December 31, 1997, the Company's executive officers, directors and their respective family members and affiliates beneficially own approximately 38% of the outstanding shares of Common Stock. As a result, these stockholders are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

     POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Company's Common Stock has been, and is likely to continue to be, volatile. Factors such as announcements of new customer contracts or services by the Company or its competitors, changes in pricing policies by the Company or its competitors, quarterly fluctuations in the Company's operating results, announcements relating to strategic relationships or acquisitions, changes in earnings estimates by analysts, government regulatory actions, general conditions in the market for computer network services, overall market conditions and other factors may have a significant impact on the market price of the Common Stock. In addition, in recent years the stock market in general, and the shares of technology companies in particular, have experienced extreme price fluctuations. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Common Stock. Of the 13,405,447 shares of Common Stock outstanding as of May 13, 1998, 8,967,533 shares of Common Stock will be freely tradeable after this Offering without restriction in the public market, unless such shares are held by "affiliates" of the Company, as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act. The remaining 4,437,914 shares will be "restricted securities" as such term is defined in Rule 144.

     As of December 31, 1997, the beneficial owners of approximately 850,000 shares of Common Stock and 133,285 shares of Common Stock issuable upon the exercise of outstanding warrants were entitled to certain registration rights with respect to such shares. In addition, the Company has registered on a Form S-8 Registration Statement an aggregate of 1,367,925 shares of Common Stock of the 4,000,000 shares of Common Stock reserved for issuance, subject to stockholder approval, under the DAOU Systems, Inc. 1996 Stock Option Plan, as amended, of which options to purchase a total of 1,221,495 shares were outstanding as of December 31, 1997. As of such date, an additional 112,240 shares of Common Stock were subject to other outstanding stock options.

     POTENTIAL ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND CERTAIN CHARTER
PROVISIONS.   Certain provisions of Delaware law applicable to the Company could delay or make more difficult a merger, tender offer or proxy contest involving the Company, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. In addition, the Board of Directors of the Company may issue shares of Preferred Stock without stockholder approval on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. In addition, the Company's Certificate of Incorporation and Bylaws provide for a classified board of directors, eliminate the right of stockholders to act by written consent without a meeting, require advanced stockholder notice to nominate directors and raise matters at the annual stockholders meeting, eliminate cumulative voting in the election of directors and allow for the removal of directors only for cause and with a two-thirds vote of the Company's outstanding shares. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of the Company and could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock.

     ABSENCE OF DIVIDENDS. The Company has never declared nor paid cash dividends on its capital stock. The Company currently intends to retain any earnings for funding growth and, therefore, does not intend to pay any cash dividends in the foreseeable future.

                               USE OF PROCEEDS

     The Shares are being offered hereby solely for the accounts of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling
Stockholders."

                             SELLING STOCKHOLDERS

     On March 31, 1998, the Company acquired 100% of the issued and outstanding shares of Synexus through the issuance of 161,235 shares of Common Stock to the stockholders of Synexus (the "Synexus Stockholders"). This acquisition was accomplished by means of a merger of Synexus with and into DAOU-Synexus pursuant to the terms of an Agreement and Plan of Merger, dated as of March 27, 1998 (the "Synexus Merger Agreement"), by and among the Company, DAOU-Synexus, Synexus and the Synexus Stockholders. In connection with the Company's acquisition of Synexus, the Synexus Merger Agreement provided that the Company would register twenty-five (25%) of the shares of Common Stock issued to each of the Synexus Stockholders, respectively.

     On March 31, 1998, the Company acquired 100% of the issued and outstanding shares of Sentient through the issuance of 1,397,550 shares of Common Stock to the stockholders of Sentient (the "Sentient Stockholders"). This acquisition was accomplished by means of a merger of Sentient with and into DAOU-Sentient pursuant to the terms of an Agreement and Plan of Merger, dated as of March 30, 1998 (the "Sentient Merger Agreement"), by and among the Company, DAOU-Sentient, Sentient and the Sentient Stockholders. In connection with the Company's acquisition of Sentient, the Sentient Merger Agreement provided that the Company would register all of the shares of Common Stock issued to each of the Sentient Stockholders, respectively.

     The Sentient Stockholders and the Synexus Stockholders constitute all of the Selling Stockholders. DAOU has filed the Registration Statement of which this Prospectus forms a part (the "Registration Statement"), with respect to the sale by the Selling Stockholders of the Shares from time to time on Nasdaq or through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation, in privately negotiated transactions or otherwise, as more fully described below under "Plan of Distribution."

     Pursuant to the Synexus Merger Agreement, the Company has agreed to use its best efforts to keep the Registration Statement continuously effective (subject to the Company's right to require that the Synexus Stockholders suspend their use of this Prospectus under certain circumstances) until the earlier of such time as all of the securities covered by the Registration Statement have been sold pursuant thereto or the conclusion of the period of six months immediately following the effective date of the Registration Statement (the "Synexus Effective Period"); provided, however, that in the event that the Company determines in good faith that, because (i) it has under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed or (ii) it is in the process of preparing for filing with the Commission a Current Report on Form 8-K or other form, the Registration Statement may contain a material misstatement or omission, the Company may cause the Registration Statement to not be used for an aggregate period not to exceed forty-five (45) days during the Synexus Effective Period.

     In connection with the Sentient Merger Agreement, the Company has agreed to use its best efforts to keep the Registration Statement continuously effective (subject to the Company's right to require that the Sentient Stockholders suspend their use of this Prospectus under certain circumstances) until the earlier of such time as all of the securities covered by the Registration Statement have been sold pursuant thereto or the conclusion of the period of three years immediately following the effective date of the Registration Statement (the "Sentient Effective Period"); provided, however, that in the event that the Company determines in good faith that, because (i) it has under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed or (ii) it is in the process of preparing for filing with the Commission a Current Report on Form 8-K or other form, the Registration Statement may contain a material misstatement or omission, the Company may cause the Registration Statement to not be used for an aggregate period not to exceed forty-five (45) days during the Sentient Effective Period.

     The table below sets forth certain information concerning the beneficial ownership of the Shares by each of the Selling Stockholders prior to this Offering and as adjusted to give effect to the sale of all of the Shares offered hereby, regardless of whether the Selling Stockholders have a present intent to sell. The Shares are being registered to permit public secondary trading of the Shares and the Selling Stockholders may offer the Shares from time to time. See "Plan of Distribution." Because the Selling Stockholders may offer all, some or none of their respective Shares, no definitive estimate as to the number of Shares that will be held by the Selling Stockholders after this Offering can be provided and the following table has been prepared on the assumption that all of the Shares offered under this Prospectus will be sold to unaffiliated parties.


                             BENEFICIAL OWNERSHIP                           BENEFICIAL OWNERSHIP
                              AT MAY 13, 1998(1)                              AFTER OFFERING(2)
                          -------------------------   NUMBER OF SHARES    ------------------------
                          NUMBER OF       PERCENT       COVERED BY        NUMBER OF     PERCENT
SELLING STOCKHOLDERS       SHARES       OF CLASS(2)   THIS PROSPECTUS     SHARES(3)    OF CLASS(2)
---------------------------------------------------------------------------------------------------
John D. Smaling            115,168          *             28,792           86,376          *
Brian W. Cornell            46,067          *             11,517           34,550          *
Kristin N. Johnson         665,500        4.96%          665,500               --          --
Nicholas S. Johnson        665,500        4.96%          665,500               --          --
Stephen M. Casey            66,550          *             66,550               --          --

---------------------
*    Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except pursuant to applicable community property laws, the Selling Stockholders have sole voting and investment power with respect to the respective Shares owned by them.
(2)  Based upon 13,405,447 shares of Common Stock outstanding as of May 13,
     1998.
(3) Assumes the sale of all of the Shares offered hereby to persons who are not affiliates of the Selling Stockholders.

                             PLAN OF DISTRIBUTION

     The Selling Stockholders have advised the Company that the Shares may be sold from time to time by the Selling Stockholders in transactions effected on Nasdaq or through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association, on which any of the Shares are then listed, admitted to unlisted trading privileges or included for quotation, in privately negotiated transactions or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Stockholders, will be set forth in a Prospectus Supplement. Sales of the Shares will only be made through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Company has not been advised of any definitive selling arrangement as of the date of this Prospectus between any of the Selling Stockholders and any broker-dealer or agent. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

     The Company has agreed to use its best efforts to keep the Registration Statement continuously effective (subject to the Company's right to require that the Selling Stockholders suspend their use of this Prospectus under certain circumstances), until the earlier of such time as all of the securities covered by the Registration Statement have been sold pursuant thereto or the conclusion of the Synexus Effective Period and the Sentient Effective Period, respectively. In addition, any of the Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such Rule 144 rather than pursuant to this Prospectus.

     Any broker-dealer participating in any distribution of the Shares in connection with this Offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases and of the Shares from or through such broker-dealer.

     The Company has agreed to pay all of the expenses incident to the registration of the Shares, except that the Selling Stockholders will pay the commissions and discounts of underwriters, dealers or agents, if any, incurred in connection with the sale of the Shares. Each of the Company and the Selling Stockholders has agreed to indemnify the other against certain civil liabilities arising under the Securities Act or otherwise, or, to the extent that such indemnification is unavailable or insufficient, to contribute to the amount paid or payable in connection therewith.

     In accordance with applicable rules and regulations promulgated under the Exchange Act, any person engaged in the distribution of any of the Shares may not simultaneously engage in market activities with respect to any of the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders may be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the Shares by the Selling Stockholders.

                                LEGAL MATTERS

     The validity of the securities offered hereby have been passed upon for the Company by Baker & McKenzie, San Diego, California.

                                   EXPERTS

     The consolidated financial statements of DAOU Systems, Inc. appearing in DAOU Systems, Inc. Annual Report (Form 10-KSB/A) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The supplemental consolidated financial statements of DAOU Systems, Inc. appearing in DAOU Systems, Inc. Current Report on Form 8-K dated May 18, 1998, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference elsewhere herein which, as to the years 1997, 1996 and 1995, are based in part on the reports of Deloitte & Touche LLP, independent auditors, and Coopers & Lybrand, LLP, independent accountants. The consolidated financial statements and the supplemental consolidated financial statements referred to above are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 -------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Reference Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Information by Reference . . . . . . . . . . . . .   4
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14



                                  1,437,859 SHARES





                                       [LOGO]







                                    COMMON STOCK


                                    ------------
                                     PROSPECTUS
                                    ------------



                                  May [[___]], 1998

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated cumulative expenses of this Offering, all of which are to be paid by the Registrant in connection with the issuance and distribution of the securities being registered, are estimated as follows:

                                                                 Amount
                                                                ---------
Registration Fee - Securities and Exchange Commission (1) . .   $ 8,285
Accounting Fees and Expenses  . . . . . . . . . . . . . . . .    22,500
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . .    10,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .     5,000
                                                                ---------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . .   $45,785
                                                                ---------
                                                                ---------

-------------------
(1)  Registration fee paid upon the initial filing of this Registration
     Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of the corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     The Registrant's Certificate of Incorporation and Bylaws provide for the indemnification of directors and executive officers to the fullest extent permitted by the DGCL and authorize the indemnification by the Registrant of other officers, employees and other agents as set forth in the DGCL. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION
--------   -----------
 2.1(1)    -- Agreement and Plan of Merger, dated as of January 9, 1997, by and between the Registrant and DAOU Systems, Inc., a California corporation.

 2.2(2)    -- Agreement and Plan of Merger, dated as of July 8, 1997, by and among the Registrant, DAOU-Integrex, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, Integrex Systems
              Corporation, a Delaware corporation, and the stockholders of
              Integrex Systems Corporation.

 2.3+(3)   -- Agreement and Plan of Merger, dated as of September 25, 1997, by and among the Registrant, DAOU On-Line, Inc., a Delaware
              corporation and wholly-owned subsidiary of the Registrant, On-
              Line Networking, Inc., a New Jersey corporation, and the
              stockholders of On-Line Networking, Inc.

 2.4++(4)  -- Agreement and Plan of Merger, dated as of March 27, 1998, by and among the Registrant, DAOU-Synexus, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, Synexus
              Incorporated, a Pennsylvania corporation, and the stockholders of Synexus Incorporated.

 2.5++(4)  -- Agreement and Plan of Merger, dated as of March 30, 1998, by and among the Registrant, DAOU-Sentient, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, Sentient Systems, Inc., a Maryland corporation, and the stockholders of Sentient
              Systems, Inc.

 3.1(1)    -- Amended and Restated Certificate of Incorporation of the
              Registrant.

 3.2(1)    -- Bylaws of the Registrant.

 4.1       -- Reference is made to Exhibits 3.1 and 3.2.

 4.2(1)    -- Specimen stock certificate.

 4.3(1)    -- Investors' Rights Agreement, dated October 26, 1995, between the
              Registrant and the parties named therein.

 4.4(1)    -- Series A Preferred Stock Purchase Warrant No. 1, dated
              October 26, 1995, between the Registrant and Needham & Company,
              Inc.

 4.5(1)    -- Series A Preferred Stock Purchase Warrant No. 2, dated
              October 26, 1995, between the Registrant and Needham Capital
              S.B.I.C., L.P.

 5.1       -- Opinion of Baker & McKenzie as to the legality of the Common
              Stock of the Registrant.

 23.1      -- Consent of Ernst & Young LLP, Independent Auditors.

 23.2      -- Consent of Deloitte & Touche LLP, Independent Auditors.

 23.3      -- Consent of Coopers & Lybrand LLP, Independent Accountants.

 23.4      -- Consent of Baker & McKenzie (included in Exhibit 5.1).

 24.1      -- Power of Attorney (included on the signature page of this
              Registration Statement).

--------------------
+ Confidential treatment has been granted with respect to certain portions of this exhibit.
++ Confidential treatment has been requested with respect to certain portions of this exhibit.
(1) Incorporated by reference to the similarly described exhibits filed in connection with the Registrant's Registration Statement on Form SB-2, File No. 333-18155, declared effective by the Commission on February 12, 1997.
(2) Incorporated by reference to the exhibit filed in connection with the Registrant's Current Report on Form 8-K filed with the Commission on July 18, 1997.
(3) Incorporated by reference to the exhibit filed in connection with the Registrant's Current Report on Form 8-K filed with the Commission on October 29, 1997.
(4) Incorporated by reference to the exhibit filed in connection with the Registrant's Current Report on Form 8-K filed with the Commission on April 14, 1998.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 15, 1998.

                                       DAOU SYSTEMS, INC.



                                       By: /s/ DANIEL J. DAOU
                                           ---------------------------------
                                           Daniel J. Daou, PRESIDENT

                              POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Daniel J. Daou, Georges J. Daou and Fred C. McGee, and each and either of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including, without limitation, post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                        TITLE                     DATE
/s/ Georges J. Daou          Chief Executive Officer and           May 15, 1998
-------------------------    Chairman of the Board of
Georges J. Daou              Directors (Principal Executive
                             Officer)


/s/ Daniel J. Daou           President and Director                May 15, 1998
-------------------------
Daniel J. Daou


/s/ Fred C. McGee            Senior Vice President, Chief          May 15, 1998
--------------------------   Financial Officer and Secretary
Fred C. McGee                (Principal Financial and
                             Accounting Officer)


/s/ Larry D. Grandia         Director                              May 15, 1998
--------------------------
Larry D. Grandia

/s/ Richard B. Jaffe
--------------------------   Director                              May 15, 1998
Richard B. Jaffe


/s/ David W. Jahns           Director                              May 15, 1998
--------------------------
David W. Jahns


/s/ John H. Moragne          Director                              May 15, 1998
--------------------------
John H. Moragne

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
 2.1(1)    -- Agreement and Plan of Merger, dated as of January 9, 1997, by and between the Registrant and DAOU Systems, Inc., a California corporation.

 2.2(2)    -- Agreement and Plan of Merger, dated as of July 8, 1997, by and among the Registrant, DAOU-Integrex, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, Integrex Systems
              Corporation, a Delaware corporation, and the stockholders of
              Integrex Systems Corporation.

 2.3+(3)   -- Agreement and Plan of Merger, dated as of September 25, 1997, by and among the Registrant, DAOU On-Line, Inc., a Delaware
              corporation and wholly-owned subsidiary of the Registrant, On-
              Line Networking, Inc., a New Jersey corporation, and the
              stockholders of On-Line Networking, Inc.

 2.4++(4)  -- Agreement and Plan of Merger, dated as of March 27, 1998, by and among the Registrant, DAOU-Synexus, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, Synexus
              Incorporated, a Pennsylvania corporation, and the stockholders of Synexus Incorporated.

 2.5++(4)  -- Agreement and Plan of Merger, dated as of March 30, 1998, by and among the Registrant, DAOU-Sentient, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, Sentient Systems, Inc., a Maryland corporation, and the stockholders of Sentient
              Systems, Inc.

 3.1(1)    -- Amended and Restated Certificate of Incorporation of the
              Registrant.

 3.2(1)    -- Bylaws of the Registrant.

 4.1       -- Reference is made to Exhibits 3.1 and 3.2.

 4.2(1)    -- Specimen stock certificate.

 4.3(1)    -- Investors' Rights Agreement, dated October 26, 1995, between the
              Registrant and the parties named therein.

 4.4(1)    -- Series A Preferred Stock Purchase Warrant No. 1, dated
              October 26, 1995, between the Registrant and Needham & Company,
              Inc.

 4.5(1)    -- Series A Preferred Stock Purchase Warrant No. 2, dated
              October 26, 1995, between the Registrant and Needham Capital
              S.B.I.C., L.P.

 5.1       -- Opinion of Baker & McKenzie as to the legality of the Common
              Stock of the Registrant.

 23.1      -- Consent of Ernst & Young LLP, Independent Auditors.

 23.2      -- Consent of Deloitte & Touche LLP, Independent Auditors.

 23.3      -- Consent of Coopers & Lybrand LLP, Independent Accountants.

 23.4      -- Consent of Baker & McKenzie (included in Exhibit 5.1).

 24.1      -- Power of Attorney (included on the signature page of this
              Registration Statement).

-------------------
+ Confidential treatment has been granted with respect to certain portions of this exhibit.
++ Confidential treatment has been requested with respect to certain portions of this exhibit.
(1) Incorporated by reference to the similarly described exhibits filed in connection with the Registrant's Registration Statement on Form SB-2, File No. 333-18155, declared effective by the Commission on February 12, 1997.
(2) Incorporated by reference to the exhibit filed in connection with the Registrant's Current Report on Form 8-K filed with the Commission on July 18, 1997.
(3) Incorporated by reference to the exhibit filed in connection with the Registrant's Current Report on Form 8-K filed with the Commission on October 29, 1997.
(4) Incorporated by reference to the exhibit filed in connection with the Registrant's Current Report on Form 8-K filed with the Commission on April 14, 1998.